Exhibit 10.15

EXECUTION VERSION

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

COLLABORATION AND LICENSE AGREEMENT

by and among

The University of Texas M.D. Anderson Cancer Center,

The Board of Regents of the University of Texas System,

And

PTP Pharmaceuticals, Inc.

COLLABORATION AND LICENSE AGREEMENT

This Agreement is effective as of March 3, 2017 (the “Effective Date”), by and among The Board of Regents (“Board”) of The University of Texas System (“System”), The University of Texas M.D. Anderson Cancer Center, a member institution of System and an agency of the State of Texas, with offices at 1515 Holcombe Blvd., Houston, Texas 77030 (“MDACC”), and PTP Pharmaceuticals, Inc., a Delaware corporation located at 165 University Avenue, Suite #5, Palo Alto, CA 94301 (“Company”). Board, MDACC, and Company are each sometimes referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, MDACC is an institution of higher education and a comprehensive cancer research, treatment and prevention center;

WHEREAS, Board is the owner of certain Licensed Technology and Company wishes to obtain an exclusive license under Board’s rights in the Licensed Technology;

WHEREAS, in partial consideration for the issuance of [***] shares of common stock of Company to Board [***] set forth in the Stock Purchase Agreement dated March 3, 2017 (the “Stock Purchase Agreement”), by and between Board and Company, Board has agreed to grant Company an exclusive license to the Licensed Technology;

WHEREAS, in addition to granting and receiving the exclusive license mentioned above, Company and MDACC desire to engage in a collaboration pursuant to which the Parties will collaborate in research and development of products covered by the Licensed Technology, using their respective technologies and expertise (“Collaboration”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1    “Affiliate” of a Party shall mean any entity which directly or indirectly controls, or is controlled by, or is under common control with such Party. The term “control” as used herein means: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) the power to direct the management and policies of such entities.

1.2    “Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of Governmental Authorities (e.g., Regulatory Authorities), that may be in effect from time to time. Specifically and without limiting the foregoing, Applicable Law includes the Foreign Corrupt Practices Act of 1977, as amended.

1.3    “Collaboration Technology” means all inventions or discoveries (whether or not patentable or copyrightable) that are invented or discovered at MDACC, solely by a MDACC employee who is a member of IACS or jointly by such MDACC employee and an employee of Company, during the performance of MDACC Development Activities.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.4    “Combination Product” shall mean any Licensed Product sold or used in combination with one or more other products or processes which are not Licensed Products.

1.5    “Commercialization” means the marketing, promotion, sale and/or distribution of a Licensed Product in the Territory, including, without limitation, any post marketing surveillance and marketing and promotional activities conducted in preparation for Licensed Product launch. “Commercialize” has a correlative meaning.

1.6    “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement to Develop, manufacture or Commercialize a Licensed Product, the carrying out of such obligations or tasks with [***].

1.7    “Confidential Information” means any confidential or proprietary information disclosed or otherwise made available by or on behalf of the disclosing party to the receiving party for the purposes of the Collaboration, whether in oral, visual, written electronic, or any other form. Information to which the receiving party gains access during visits to the facilities of the disclosing party or its Affiliates shall also be deemed Confidential Information. For the avoidance of doubt, Confidential Information may include, but is not limited to: (a) data, know-how, formulas, compositions, processes, documents, designs, sketches, photographs, plans, graphs, drawings or specifications; (b) chemical structures, amino/nucleic acid sequences, structural biology, or descriptions of any devices, cell lines or molecular models; (c) clinical trial protocols, assays, services, studies, results, findings, inventions, ideas and other knowledge; or (d) finances, financial models, business plans and marketing plans, reports, customer lists or pricing information. To the extent permitted by Applicable Laws, Confidential Information also includes the existence, terms and purpose contemplated by this Agreement, the terms of any other agreements being discussed by the parties related to the Collaboration, as well as the fact that any such discussions are taking place with respect thereto. Confidential Information does not include information that: (v) is at the time of disclosure in the public domain; (w) comes into the public domain through no fault of the receiving Party; (x) was at the time of disclosure known to the receiving Party prior to its disclosure by the disclosing Party; as evidenced by contemporaneous written documentation; (y) is disclosed to the receiving Party by a third party who has a right to disclose and who is not under an obligation of nondisclosure; or (z) is independently developed by the receiving Party without reference to or use of the Confidential Information, as evidenced by contemporaneous written records.

1.8    “Control” or “Controlled” means, with respect to any Information or Patent Rights, possession (whether by ownership or license, other than pursuant to this Agreement), by a Party of the right to grant a license or sublicense without violating the terms of any agreement with any Third Party.

1.9    “Develop” or “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval of a Licensed Product. This includes: (a) nonclinical testing, toxicology, and clinical trials; (b) preparation, submission, review, and development of data or information for the purpose of submission to a Governmental Authority to obtain, maintain and/or expand Regulatory Approval of a Licensed Product, and outside counsel, regulatory, and legal services related thereto; provided, however, that Development shall exclude Commercialization and the building of commercial inventory of a Licensed Product.

1.10    “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.11    “Field” shall mean all fields.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.12    “First Commercial Sale” means, with respect to any Licensed Product in any country in the Territory, the first sale, transfer or disposition for value to an end user of that Licensed Product in that country after Regulatory Approval for the Licensed Product has been received in that country; provided, that, the following will not constitute a First Commercial Sale: (a) any sale to an Affiliate or distributor (unless the Affiliate or distributor is the last entity in the distribution chain of the Licensed Product); (b) any sale or transfer that restricts the use of the Licensed Product solely to use of the Licensed Product in clinical trials, pre-clinical studies or other research or Development activities; or (c) the disposal or transfer of Licensed Products for a bona fide charitable purpose, including compassionate use or “named patient sales”.

1.13    “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs used in such period.

1.14    “FTE Rate” means the rate per full time equivalent (“FTE”). which will be deemed to be [***] hours of research or development time per annum for FTEs engaged in the conduct of research and Development activities, which rate will be equal to [***] Dollars ($[***]). The above FTE Rate will be adjusted annually for each calendar year after 2018 to be equal to the FTE Rate as of the Effective Date, or the preceding calendar year, as the case may be, plus a percentage increase equal to the percentage increase in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics.

1.15    “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.16    “IACS” means the MDACC Institute for Applied Cancer Science.

1.17    “IACS Improvements” means any and all Information and/or Patent Rights Controlled by Board that is/are: (i) reasonably necessary for the research, development, manufacture or commercialization of a Licensed Product in the Field; (ii) invented or discovered at MDACC during the IACS Improvement Term by a MDACC employee who is a member of IACS; and (iii) not Collaboration Technology.

1.18    “IACS Improvement Term” means the time period beginning on the Effective Date and ending on the [***] anniversary of the Effective Date; provided, however, that if this Agreement terminates earlier than the foregoing date, then the IACS Improvement Term shall terminate on the effective date of termination of this Agreement.

1.19    “IND” means: (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA; or (b) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.20    “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including, without limitation, know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission documents and summaries, expertise, stability, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.21    “Licensed Know-How” shall mean (a) the inventions and discoveries set forth in the MDACC Invention Disclosure Report listed on Exhibit A and (b) all Information Controlled by Board, as of the Effective Date, that: (i) is reasonably necessary for the research, development, manufacture or commercialization of a Licensed Product in the Field and (ii) was invented or discovered at MDACC before the Effective Date by a MDACC employee who is a member of IACS.

1.22    “Licensed Patents” shall mean all Patent Rights Controlled by Board, as of the Effective Date, that: (i) are reasonably necessary for the research, development, manufacture or commercialization of a Licensed Product in the Field and (ii) were invented or discovered at MDACC before the Effective Date by a MDACC employee who was a member of IACS at the time of invention or discovery, including the patents and patent applications listed on Exhibit A.

1.23    “Licensed Product” shall mean any product the composition, manufacture, use, sale, offer for sale or import of which comprises or uses any Licensed Technology.

1.24    “Licensed Technology” shall mean all Licensed Patents, Licensed Know-How, and IACS Improvements.

1.25    “Net Sales” [***].

1.26    “Company Know-How” shall mean all Information Controlled as of the Effective Date or thereafter during the Term by Company that is reasonably necessary or useful for the research, development, manufacture or commercialization of a Product in the Field.

1.27    “Company Patents” shall mean all Patent Rights Controlled as of the Effective Date or thereafter during the Term by Company that are reasonably necessary or useful for the research, development, manufacture or commercialization of a Product in the Field.

1.28    “Company Technology” shall mean all Company Know-How and Company Patents.

1.29    “Non-Dilutive Financing” means any financing received by Company or a direct or indirect subsidiary of Company that is not in exchange for equity securities of Company or a direct or indirect subsidiary of Company or any securities convertible into equity securities of the Company or a direct or indirect subsidiary of Company.

1.30    “Patent Rights” shall mean: (a) any national, regional or international patent or patent application, including any provisional patent application; (b) any patent application filed either from such a patent, patent application or provisional application or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part (to the extent the claims of such continuations-in-part are entitled to claim priority to the aforesaid patents and/or patent applications), provisional, converted provisional, and continued prosecution application; (c) any patent that has issued or in the future issues from any of the foregoing patent applications ((a) and (b)), including any utility model, petty patent, design patent and certificate of invention; (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

1.31    “Phase II Trial” shall mean a human clinical trial of a Licensed Product, the principal purpose of which is the preliminary determination of efficacy and/or preliminary establishment of

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

appropriate dose ranges for efficacy and safety in the target patient population and that would satisfy the requirements under 21 C.F.R. § 312.21(b) for the United States, as amended from time to time, or the corresponding regulations for a comparable filing with a comparable regulatory authority in a country other than the United States.

1.32    “Phase III Trial” means that portion of the United States Food and Drug Administration approval process in which expanded clinical trials are conducted to gather additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the Licensed Product, as more specifically defined under 21 C.F.R. § 312.21(c) for the United States, as amended from time to time, or the corresponding regulations for a comparable filing with a comparable regulatory authority in a country other than the United States.

1.33    “Proof of Concept” shall have the meaning set forth in the Stock Purchase Agreement.

1.34    “Proprietary Materials” means any tangible chemical, biological or physical materials furnished by or on behalf of one Party to the other Party in connection with this Agreement, whether or not specifically designated as proprietary by the Transferring Party.

1.35    “Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a Licensed Product for one or more indications in the Field and in a country or regulatory jurisdiction, which may include, without limitation, satisfaction of all applicable regulatory and notification requirements, [***].

1.36    “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Licensed Product in such country or regulatory jurisdiction.

1.37    “Reporting Period” shall begin on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1) and end on the last day of such calendar quarter (i.e., March 31, June 30, September 30, and December 31)^

1.38    “Royalty Termination Date” shall mean, on a country-by-country and Licensed Product-by Licensed Product basis, the date of the expiration or termination of the last to expire of a Valid Claim within the Licensed Patents that covers such Licensed Product in such country or, if there is no Valid Claim within the Licensed Patents that covers the use, composition or sale of such Licensed Product in such country, the date that is ten (10) years after the First Commercial Sale of such Licensed Product in such country.

1.39    “Sublicensee” shall mean any person or entity to which a sublicense has been granted by Company under the Licensed Technology, or with respect to the Licensed Products, pursuant to this Agreement.

1.40    “Term” shall mean the term of this Agreement, which shall commence on the Effective Date and shall remain in effect until the first to occur of: (a) the date that is the thirtieth (30th) anniversary of the Effective Date; or (b) a date when the Agreement is earlier terminated pursuant to Article 15.

1.41    “Territory” shall mean worldwide.

1.42    “Third Party” means any person other than Company or MDACC or an Affiliate of either of them.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.43    “Valid Claim” shall mean either: (i) a claim of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (ii) [***].

ARTICLE 2

GRANT OF RIGHTS

2.1    License Grants to Company.

(a)    Subject to the terms and conditions of this Agreement, Board hereby grants to Company for the Term an exclusive license, with the right to sublicense through multiple tiers, under the Licensed Technology, to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import, have imported, export and have exported Licensed Products in the Field in the Territory.

(b)    MDACC and Board acknowledge and agree that, during the Term, subject only to a license granted to the United States Government pursuant to federal law, neither shall directly or indirectly grant any licenses or other rights inconsistent with this Section 2.1.

2.2    Sublicenses.

(a)    Company shall have the right to grant sublicenses of the rights and licenses granted to Company hereunder through multiple tiers, provided that each such sublicense is in writing.

(b)    Company shall incorporate terms and conditions into its sublicense agreements sufficient to enable Company to comply with this Agreement.

(c)    All sublicense agreements will terminate upon termination of this Agreement for any reason; provided, however, if Company has sublicensed to a Sublicensee all license rights granted to Company under Section 2.1, then such sublicense agreement shall survive termination of this Agreement if the Sublicensee: (i) is not an Affiliate of Company; (ii) is not in material breach of the sublicense agreement; (in) agrees to assume all financial obligations of Company owed to Board and/or MDACC under the Stock Purchase Agreement and this Agreement; (iv) agrees to assume the non-financial obligations of Company under this Agreement, and (v) agrees to pay MDACC all consideration owed or that would have been owed to Company under the sublicense agreement.

2.3    License Grant to MDACC. Subject to the terms and conditions of this Agreement, Company hereby grants to MDACC for the Term a non-exclusive license under the Company Technology solely to the extent necessary for MDACC to carry out its obligations under the Development Plan.

2.4    Rights from BridgeBio Pharma LLC. Company shall obtain from BridgeBio Pharma LLC (“BridgeBio”) at no cost to Company, a license to (with the right to sublicense to MDACC) or assignment of any rights arising under the laws of patent, copyright, or other intellectual property, to the extent that BridgeBio has the right to license or assign the foregoing and to the extent reasonably necessary for the research, development, manufacture, or commercialization of a Licensed Product in the Field.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.5    Retained Rights.

(a)    Board and MDACC shall retain the right to use the Licensed Patents in performing non-commercial, non-clinical, basic research or for educational purposes (but in no case when such research is sponsored by any for-profit entity).

(b)    Board and/or MDACC shall retain the right to grant non-exclusive licenses to other nonprofit or academic institutions to use the Licensed Patents for use in performing non-commercial, non-clinical, basic research or for educational purposes (but in no case when sponsored by any for-profit entity).

(c)    Board and/or MDACC shall retain the right to publish the general scientific findings from research related to Licensed Technology, subject to the terms of Article 13-Confidential Information.

2.6    No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon Company by implication, estoppel, or otherwise as to any rights of Board or MDACC other than the Licensed Technology.

ARTICLE 3

GOVERNANCE

3.1    Joint Steering Committee.

(a)    Formation; Composition. Within thirty (30) days of the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) comprised of three (3) representatives from MDACC and three (3) representatives from Company with sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by mutual consent of its members, provided that the JSC will consist at all times of an equal number of representatives of each of MDACC and Company. Each Party may replace its JSC representatives at any time upon written notice to the other Party.

(b)    Specific Responsibilities. The JSC will:

(i)    oversee the Development Plan;

(ii)    approve any amendments to the Development Plan (including any changes to the budget that are greater than [***] of the then-current budget for the then-current Calendar Year);

(iii)    resolve any disagreement between the Parties relating to the Development Plan:

(iv)    establish such additional subcommittees as it deems necessary to achieve the objectives and intent of the Development Plan;

(v)    resolve issues presented to it by, and disputes within the JDC; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(vi)    perform such other functions as appropriate, and direct the JDC to perform such other functions as appropriate, to further the purposes of this Agreement, in each case as agreed in writing by MDACC and Company.

(c)    Meetings. During the Term, the JSC will meet at least [***] unless agreed upon otherwise by the Parties. The JSC may meet in person, by videoconference or by teleconference. Each of MDACC and Company will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC will be effective only if at least one (1) representative of each such Party is present or participating in such meeting.

(d)    Decision Making. The representatives from each Party on the JSC will have, collectively, one (1) vote on behalf of that Party, and all decision making will be by consensus. If the JSC is unable to reach consensus on any issue or matter for which it is responsible, it will be escalated to Company’s chief executive officer for decision.

3.2    Joint Development Committee.

(a)    Formulation: Composition. Within [***] days of the Effective Date, the Parties will establish a development committee (the “Development Committee” or “JDC”) comprised of an equal number of representatives from MDACC and Company. The JDC may change its size from time to time by mutual consent of its members, provided that the JDC will consist at all times of an equal number of representatives of each of MDACC and Company. Each Party may replace its JDC representatives at any time upon written notice to the other Party.

(b)    Specific Responsibilities. The JDC will:

(i)    oversee, manage, coordinate and integrate the activities of the Parties under the Development Plan;

(ii)    make key decisions during the progress of the Development Plan; and

(iii)    perform such other functions as appropriate to further the purposes of this Agreement, as directed by the JSC in accordance with Article 4.

(c)    Meetings. The JDC will meet at least [***], unless MDACC and Company mutually agree in writing to a different frequency. The JDC may meet in person, by videoconference, or by teleconference. Meetings of the JDC will be effective only if all representatives of each Party are present or participating in such meeting. Each Party will bear the expense of its respective JDC members’ participation in JDC meetings.

ARTICLE 4

DEVELOPMENT

4.1    Overview. MDACC and Company desire and intend to collaborate with respect to the research and Development of Licensed Products in the Field in the Territory under the direction of the JDC and JSC. Such Parties’ respective responsibilities for the research and Development of the Licensed Products are set forth in this Article 4 and in the Development Plan. In general, Company shall be primarily responsible for the Development and Regulatory Approval of the Licensed Products in the Territory, and MDACC shall assist Company with Development activities with respect to clinical candidate identification, translational research and management and coordination of IND-enabling activities or as the Parties may otherwise agree in writing, in each case as set forth in the Development Plan and subject to reimbursement under this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.2    Development Plan.

(a)    General. The development activities of MDACC and Company with respect to the Licensed Products shall be governed by a development plan agreed upon by such Parties, which will include a summary of all clinical studies to be performed for the Licensed Products in the Territory and will include budgets and timelines regarding such activities (the “Development Plan”). The Development Plan shall also specific the plans and timeline for preparing the necessary regulatory filings and for obtaining Regulatory Approval for the Licensed Products in the Territory. The initial Development Plan agreed to by MDACC and Company is attached to this Agreement as Exhibit B. Each of MDACC and Company shall conduct its Development activities in accordance with the then-current Development Plan.

(b)    Updates to Development Plan. From time to time during the term of this Agreement, the JDC shall update and amend, as appropriate, the then-current Development Plan, including to identify specific Development activities to be performed by MDACC and Company, and shall submit such amended Development Plan to the JSC for approval. Once approved by the JSC, each updated or amended Development Plan shall become effective and supersede the previous Development Plan as of the date of such approval. Notwithstanding the provisions in Section 3.1(d), Company shall not exercise its final decision making authority on the JSC to amend the Development Plan to modify the Development activities assigned to MDACC thereunder without the consent of MDACC. Each update to the Development Plan shall reflect that time is of the essence for the Development of Licensed products.

4.3    MDACC Development Activities.

(a)    MDACC shall use Commercially Reasonable Efforts to conduct the Development activities assigned to it in the Development Plan (the “MDACC Development Activities”). MDACC shall conduct all MDACC Development Activities in accordance with the Development Plan and under the direction of the JDC and JSC.

(b)    For as long as MDACC is conducting MDACC Development Activities, the status, progress and results of MDACC Development activities shall be discussed in reasonable detail at meetings of the JDC, and MDACC shall provide the JDC with a written report on the status and progress of such MDACC Development Activities on a [***] basis. In addition, MDACC shall make available to Company such information about MDACC Development Activities as may be reasonably requested by Company from time to time.

4.4    Company Development Activities.

(a)    Company shall use Commercially Reasonable Efforts to conduct all Development activities assigned to Company under the Development Plan (the “Company Development Activities”), in accordance with the Development Plan and the direction of the JDC and JSC. Company shall conduct all Company Development Activities in accordance with the Development Plan and under the direction of the JDC and JSC.

(b)    The status, progress and results of Company’s Development Activities shall be discussed in reasonable detail at meetings of the JDC, and Company shall provide the JDC with a written report on the status and progress of such Company Development Activities on a [***] basis. In addition, Company shall make available to MDACC such information about Company Development Activities as may be reasonably requested by MDACC from time to time.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.5    Development Costs.

(a)    Company shall bear: (i) all Development costs and expenses incurred by or on behalf of Company in accordance with the Development Plan; (ii) all Development costs incurred by or on behalf of MDACC after the Effective Date in performance of the MDACC Development Activities in accordance with the Development Plan; and (iii) any and all other costs incurred by Company in connection with the research, Manufacture and development of the Licensed Products.

(b)    On a [***] basis, MDACC shall provide an invoice to Company setting forth the total FTE Costs (including the amount of time actually spent by MDACC’s FTEs on Development activities, and a brief description of the work performed by such FTEs) incurred by MDACC in the performance of MDACC Development Activities until the date of such invoice, and Company shall, within [***] days after receiving such invoice, reimburse MDACC for the full amount of such FTE Costs incurred by MDACC; provided that, Company shall not be responsible for the payment of any costs and expenses (including FTE Costs) that are incurred by MDACC for any Development activity that are not set forth in the then-current Development Plan, and such costs and expenses will be borne entirely by MDACC unless otherwise approved by Company in writing.

4.6    Compliance.

(a)    Each of MDACC and Company agrees that in performing its obligations under this Agreement: (i) it shall comply with all Applicable Laws; and (ii) it will not employ or engage any person who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(b)    Each of MDACC and Company shall maintain complete, current and accurate records of all work conducted by it under the Development Plan, and all data and other Information resulting from such work. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory purposes. Each such Party shall document all preclinical studies and clinical trials in formal written study reports according to applicable national and international (e.g., ICH, GCP, GLP, and GMP) guidelines. Each such Party shall have the right to review such records maintained by the other Party at reasonable times, upon written request, which shall not exceed once a year.

4.7    Third Party Contractors. Each of MDACC and Company will have the right to engage Third Party contractors to perform its respective Development activities, subject to the execution by each such Third Party contractor of an agreement containing provisions with respect to confidentiality and assignment of Collaboration Technology that are consistent with, and comparable in scope to, Articles 9 and 13 of this Agreement. Each such Party remains primarily responsible for the performance of such Third Party contractor(s).

4.8    Use of Proprietary Materials. From time to time during the Term, either of MDACC or Company (the “Transferring Party”) may supply the other Party (the “Receiving Party”) with Proprietary Materials of the Transferring Party for use in the Research Project or any Development Program. In connection therewith, each Receiving Party hereby agrees that: (a) upon the reasonable written request of the Transferring Party, the Receiving Party will document the material transfer in writing prior to transfer of any such Proprietary Materials; (b) even in the absence of written documentation of such material transfer, the Receiving Party will not use the Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (c) it will use such Proprietary Materials only in compliance with all Applicable Laws; (d) it will not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party, except for the transfer of Development

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Candidates and Licensed Products for use in Clinical Trials; (e) it will not acquire any rights of ownership, or title in or to such Proprietary Materials as a result of such supply by the Transferring Party; and (f) upon the expiration or termination of this Agreement, if requested by the Transferring Party, it will destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

ARTICLE 5

COMMERCIALIZATION

5.1    Commercialization Responsibility. As between the Parties, Company will be solely responsible for the Commercialization of the Licensed Products in the Field in the Territory, in compliance with all Applicable Laws.

5.2    Diligence. Company shall use Commercially Reasonable Efforts to Commercialize the Licensed Product following Regulatory Approval of the Licensed Products in the Territory in accordance with this Agreement. Notwithstanding anything to the contrary herein, Company or its Affiliates will not be obligated to undertake or continue any Commercialization activities with respect to any Licensed Product if Company (or any of its Affiliates) reasonably determines that performance of such Commercialization activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property.

5.3    Trademarks. Subject to Section 14.3, Company shall have the right to select the trademark to be used in connection with the commercialization of the Licensed Products in the Territory (the “Product Trademark”), and, as between the Parties, shall have all rights in and to such Product Trademark in the Territory, provided that the Product Trademark is not already owned by the Board at the time of Company’s selection of the trademark. Provided that the Product Trademark is not already owned by the Board at the time of Company’s selection of the trademark, Company will be responsible for the filing, prosecution, maintenance and defense of all registrations of the Product Trademark, and will be responsible for the payment of any costs relating to filing, prosecution, maintenance and defense of all Product Trademarks in the Territory.

5.4    Commercialization Reports. Company will inform MDACC concerning the progress of its efforts to Commercialize the Licensed Products, through annual updates that will: (a) summarize Company’s efforts to Commercialize such Licensed Products; and (b) identify any regulatory filings or Regulatory Approval applications with respect to the Licensed Products that Company has filed, sought or obtained in the prior [***] month period.

ARTICLE 6

MANUFACTURING

6.1    Generally. As between the Parties, Company shall be solely responsible for manufacture of Licensed Product for supply in the Territory, for both clinical and commercial purposes. Company will identify and engage with Third Party contract manufacturers to handle manufacturing of the Licensed Products. Company will consult with MDACC on the selection of any Third Party contract manufacturers and will consider in good faith any MDACC input on such Third Party contract manufacturers.

6.2    Manufacturing Costs. [***] shall be solely responsible for all fees and costs for the manufacture of Licensed Products in the Field in the Territory.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 7

FINANCIAL TERMS

7.1    Consideration for Grant of Rights. In addition to the issuance of the Shares (as defined in the Stock Purchase Agreement) to Board and the other obligations of Company pursuant to the Stock Purchase Agreement, as further consideration for Board’s grant of rights in the Licensed Technology, Company hereby agrees as follows:

(a)    Milestone. [***].

(b)    Running Royalties. Company shall pay to MDACC royalties on Net Sales of Licensed Products sold by Company, its Affiliates and Sublicensees as follows:

(i)    If [***], MDACC shall receive a [***] Percent ([***]%) royalty on Net Sales;

(ii)    If a [***], MDACC shall receive, in addition to any other royalties or amounts paid hereunder to MDACC, an amount equal to [***] Percent ([***]%) royalty on Net Sales;

(iii)    If [***], MDACC shall receive, in addition to any other royalties or amounts paid hereunder to MDACC, an amount equal to [***] Percent ([***]%) royalty on Net Sales; and

(iv)    If [***], MDACC shall receive, in addition to any other royalties or amounts paid hereunder to MDACC, an amount equal to [***] Percent ([***]%) royalty on Net Sales.

Running royalties shall be payable for each Reporting Period and shall be due to MDACC within [***] days of the end of each Reporting Period. Notwithstanding the provisions of this Section 7.1(b), in countries in the Territory where the use, composition or sale of a Licensed Product would not infringe a Valid Claim of Licensed Patents, then the royalties as they become due under this Section 7.1(b) on Net Sales of such Licensed Product in such countries shall be reduced by [***].

(c)    Royalty Stacking. To the extent that Company or any of its Affiliates or Sublicensees obtains licenses to Third Party patent rights or other intellectual property in order to practice the Licensed Patents or to Develop or Commercialize any Licensed Products, Company may deduct up to [***] of the royalties payable and actually paid to such Third Party(ies) for such patents rights or other intellectual property from any royalty due to MDACC under Section 7.1(b) up to an amount equal to [***] of the running royalties owed in any Reporting Period hereunder, with any excess Third Party royalties carried over into next succeeding Reporting Periods until exhausted.

(d)    Royalty Floor. In no event shall the royalty payable by Company pursuant to Section 7.1(b) be reduced by application of Section 7.1(c) to less than [***] Percent ([***]%) royalty on Net Sales.

(e)    No Multiple Royalties. If the manufacture, use or sale of any Licensed Product is covered by more than one of the Licensed Patents, multiple royalties shall not be due.

(f)    Duration of Royalty Obligations. The royalty obligations of Company shall be on a country-by-country and Licensed Product-by-Licensed Product basis, and shall begin on the First

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Commercial Sale of such Licensed Product in a country and continue (i), with respect to the royalties pursuant to Sections 7. l(b)(i)and 7. l(b)(ii), for three (3) years thereafter, and (ii) with respect to the royalties pursuant to Sections 7.1(b)(iii) and 7.1(b)(iv), until the Royalty Termination Date for such Licensed Product in such country. Upon the Royalty Termination Date with respect to a Licensed Product in a country and full payment of all amounts due and payable to MDACC, the license grants contained in Sections 2.1 shall become fully paid-up and royalty-free for such Licensed Product in such country.

(g)    Combination Products. In the event that all components of a Combination Product were not sold or provided separately during the same or immediately preceding Reporting Period as described in the definition of “Net Sales” in Section 1.25, then until the Parties agree upon a proration factor as described in Section 1.25, Company shall place in escrow an amount equal to the payment that MDACC would be due if the no proration factor is applied such that the entire product sold or otherwise transferred to a final customer was a Licensed Product.

(h)    Method of Payment. All amounts payable hereunder by Company will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M.D. Anderson Cancer Center, and sent by United States mail to Box 4390, Houston, Texas 77210-4390, or by wire transfer to:

[***]

REFERENCE: include title and Effective Date of Agreement and type of payment (e.g., royalty, patent expense reimbursement (identify patent number), etc.

(i)    Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable Reporting Period.

ARTICLE 8

REPORTS AND RECORDS

8.1    Frequency of Reports.

(a)    Before First Commercial Sale. Prior to the First Commercial Sale of any Licensed Product, Company shall deliver reports to MDACC annually, within [***] days after the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 8.2.

(b)    Upon First Commercial Sale of a Licensed Product. Company shall report to MDACC the date of First Commercial Sale of a Licensed Product within [***] days of occurrence in each country.

(c)    After First Commercial Sale. After the First Commercial Sale of a Licensed Product in a country, Company shall deliver reports to MDACC within [***] days of the end of each Reporting Period through the Royalty Termination Date for such Licensed Product in such country, containing information concerning the immediately preceding Reporting Period, as further described in Section 8.2.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.2    Content of Reports and Payments. Each report delivered by Company to MDACC shall contain at least the following information for the immediately preceding Reporting Period:

(a)    the number of Licensed Products sold by Company, its Affiliates and Sublicensees to independent third parties in each country;

(b)    Company the gross price charged by Company, its Affiliates and Sublicensees for each Licensed Product Company in each country;

(c)    calculation of Net Sales for the applicable Reporting Period in each country, including, without limitation, a listing of applicable deductions; and

(d)    total royalty payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion. ,

If no amounts are due to MDACC for any Reporting Period, the report shall so state.

8.3    Records. Company shall maintain, and shall cause its Affiliates and Sublicensees to maintain, complete and accurate records relating to amounts payable to MDACC in relation to this Agreement. The relevant entity shall retain such records for at least [***] following the end of the calendar year to which they pertain, during which time a certified, independent public accountant selected by MDACC and reasonably acceptable to Company shall have the right, [***], to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section 8.3 reveals [***] shall bear the full out-of-pocket cost of such audit. Company shall promptly remit any past due amounts to MDACC within [***] days of receiving notice thereof from MDACC, regardless of whether such notice is the result of an audit.

8.4    Confidentiality. The reports and records provided by Company hereunder shall be regarded as Company’s Confidential Information and subject to the terms and conditions of Article 13.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1    Ownership of Inventions. Ownership of innovations, inventions or discoveries (whether or not patentable or copyrightable) that are invented or discovered under this Agreement shall be determined by inventorship in accordance with United States law. Notwithstanding the foregoing, Collaboration Technology shall be solely owned by Company. MDACC must promptly disclose to Company all Collaboration Technology, and Board and MDACC hereby assign all Collaboration Technology to Company. At Company’s request [***], MDACC shall execute, or cause to have executed, such documents and take such other actions and Company reasonably deems necessary or appropriate to assist Company in obtaining, recording or enforcing patents, copyrights, or assignments thereof in Company’s name covering any Collaboration Technology hereunder.

9.2    Responsibility for Licensed Patents. MDACC will, to the extent approved by System, appoint Company as its agent to prepare, file, prosecute, maintain and defend in all agency proceedings (e.g., reissues, reexaminations, oppositions and interferences) all of the Licensed Patents during the Term. Company shall copy MDACC on all patent prosecution documents and give MDACC reasonable opportunities to advise Company on such filing, prosecution and maintenance. In the event Company desires to abandon any patent or patent application within the Licensed Patents, Company shall provide MDACC with reasonable prior written notice of such intended abandonment or decline of responsibility.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

If MDACC elects to continue such patent or patent application, the Parties shall consult and Company may elect to retain responsibility therefor. Otherwise, the right to prepare, file, prosecute, maintain and defend the relevant Licensed Patents shall revert to MDACC and the costs arising from exercising such right shall be at [***]. In such event, such [***] paid-for rights shall be removed from the definition of Licensed Patents under this Agreement and the licenses granted to Company and its Affiliates as to such rights shall terminate.

9.3    Responsibility for Collaboration Technology. Company shall be solely responsible to file, prosecute and maintain Patent Rights covering any Collaboration Technology (collectively, “Collaboration Patents”), in its sole discretion [***].

9.4    Payment of Expenses. Payment of all fees and costs, including, without limitation, attorneys’ fees, for the filing, prosecution and maintenance of the Licensed Patents incurred by [***] before the Effective Date shall be the responsibility of [***]. As of the Effective Date, [***] has incurred approximately [***] for such patent-related fees and costs. [***] shall reimburse [***] for such expenses within [***] days after receipt of an invoice for expenses from [***].

9.5    Patent Extensions and Orange Book Listings. If elections with respect to obtaining patent term extensions (including, without limitation, any available pediatric extensions) or supplemental protection certificates or their equivalents in any country with respect to Licensed Patents are available, Company shall have the sole and exclusive right to make any such elections based on Licensed Products. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including, without limitation, any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or orphan exclusivity periods, and all equivalents in any country), Company shall have the sole and exclusive right to seek and maintain all such data exclusivity periods available for the Licensed Products. With respect to all of the rights and activities identified in this Section 9.5, MDACC will, to the extent approved by System, appoint Company as its agent for such purposes with the authority to act on MDACC’s behalf with respect to the Licensed Patents in a manner consistent with this Agreement.

ARTICLE 10

INFRINGEMENT

10.1    Notification of Infringement. Each of MDACC and Company agrees to provide written notice to the other promptly after becoming aware of any existing or threatened infringement of the Licensed Patents or Collaboration Patents by a Third Party and of any available evidence thereof, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents or Collaboration Patents.

10.2    Right to Prosecute Infringements.

(a)    Company Right to Prosecute. Company shall have the first and exclusive right, but not the obligation, under its own control [***], to prosecute any Third Party infringement of the Licensed Patents and Collaboration Patents, subject to Section 10.3. The total cost of any such infringement action commenced or defended solely by Company shall be borne by [***].

(b)    MDACC Right to Prosecute. If within [***] after having been notified of any alleged infringement that is material and competitive in the marketplace Company is unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, then MDACC shall have the right, but shall not be obligated, under its own control [***], to prosecute any infringement of the Licensed Patents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.3    Recovery. In the event that either Party exercises the rights conferred in this Article 10 with respect to the Licensed Patents and recovers any damages or other sums in such action, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including, without limitation, attorneys’ fees). If such recovery is insufficient to cover all such costs and expenses of both Parties, then the recovery shall be proportionately allocated between the Parties in accordance with the amounts of documented out-of-pocket costs and expenses that were incurred by each Party in connection with prosecuting any infringement of the Licensed Patents. If after such reimbursement of out-of-pocket costs and expenses any funds remain from such damages or other sums recovered, MDACC shall receive a percentage of the recovery that corresponds to MD Anderson’s equity ownership of Company (or if Company has been merged into another entity, the percentage of the recovery that corresponds to MD Anderson’s equity ownership of Company at the time of such merger). Notwithstanding the foregoing, in the event that Company does not file suit but MDACC chooses to file suit, then the recovery that remains after reimbursement of out-of-pocket costs and expenses shall be allocated as follows: MDACC shall receive [***] and Company shall receive [***] of the remaining recovery.

10.4    Cooperation. In any suit or dispute involving an infringer, at the request and expense of the party bringing suit, the other party will permit access during regular business hours, to all relevant personnel, records, papers, information, samples, specimens, and the like in its possession.

10.5    Patent Certifications. MDACC shall notify and provide Company with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a Patent Right pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or any other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided to Company within [***] business days after MDACC receives such certification.

10.6    Claims by Third Parties. If legal action is threatened or brought against either of Company or MDACC (or any Affiliate of either Party) by a Third Party alleging misappropriation of Information or infringement of Patent Rights, by reason of activities involving the Licensed Product, such Party will notify the other Party within [***] days of the earlier of receipt of service of process in such action, suit or proceeding, or the date such Party becomes aware that such action, suit or proceeding has been instituted, or in the case of MDACC, the date MDACC’s Office of Technology Commercialization becomes aware that such action, suit or proceeding has been instituted. Promptly after such notification, MDACC and Company will confer to consider the Third Party claim, and an appropriate course of action. Each Party will have the right to defend itself against a law suit that names it as a defendant. Neither MDACC nor Company will enter into any settlement of any claim described in this Section 10.6 that affects the other Party’s rights or interests, without such other Party’s written consent, which will not be unreasonably withheld or delayed.

ARTICLE 11

INDEMNIFICATION AND INSURANCE

11.1    Indemnification by Company. Company will indemnify, subject to the statutory duties of the Texas State Attorney General defend, and hold harmless MDACC, System, and their respective Regents, directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “MDACC Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

upon any of the MDACC Indemnitees, as a direct result of claims, suits, actions, demands or judgments of Third Parties, arising out of: (a) the conduct of Company Development Activities by Company or any of its Affiliates; (b) the manufacture and Commercialization of any Licensed Product by Company or any of its Affiliates; (c) any breach of this Agreement by Company or any of its Affiliates; but only to the extent that any such Loss is the result of gross negligence or willful misconduct of Company or its Affiliates, excluding any Losses that result from the breach of this Agreement by MDACC, or for which MDACC has an obligation to indemnify Company Indemnitees pursuant to Section 11.2.

11.2    Indemnification by MDACC. To the extent authorized by the constitution and laws of the State of Texas, MDACC will indemnify, defend and hold harmless Company, its subsidiaries, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Company Indemnitees”), against all Losses incurred by or imposed upon any of the Company Indemnitees, as a direct result of claims, suits, actions, demands or judgments of Third Parties, arising out of: (a) the conduct of MDACC Development Activities by MDACC or any of its Affiliates; (b) any breach of this Agreement by MDACC or any of its Affiliates; but only to the extent that any such Loss is the result of gross negligence or willful misconduct of MDACC or its Affiliates, excluding any Losses that result from the breach of this Agreement by Company, or for which Company has an obligation to indemnify MDACC Indemnitees pursuant to Section 11.1

11.3    Insurance. Each Party will procure and maintain insurance, or self-insure at its own expense, in a manner adequate to cover its obligations under this Agreement and consistent with normal business practices of prudent companies similarly situated, at all times during the Term and for a period of [***] years thereafter. It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11.

ARTICLE 12

REPRESENTATIONS OR WARRANTIES

12.1    Mutual Representations and Certifications. MDACC and Company each represents and certifies to the other, as follows:

(a)    Organization. It is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(b)    Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary legally required action and will not violate: (i) such Party’s certificate of incorporation or bylaws, or other terms and conditions of such Party’s existence; (ii) any agreement, instrument or contractual obligation to which such Party is bound in any material respect; or (iii) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

(c)    Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

(d)    No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement.

12.2    Additional Representations and Warranties of MDACC. MDACC represents and warrants that: (a) it and/or Board solely and exclusively owns the patents and applications included within

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the Licensed Patents(b) it and/or Board solely and exclusively owns the inventions and discoveries set forth in the MDACC Invention Disclosure Report listed on Exhibit A and the Information included within the Licensed Know-How; (c) it and/or Board has the power and authority to grant the licenses provided for herein to Company, and to the knowledge of MDACC, neither MDACC nor Board has earlier granted, or assumed any obligation to grant, any rights in the Licensed Patents or Licensed Know-How to any Third Party that would conflict with the rights granted to Company herein, subject to Section 17.11; and (d) to MDACC’s knowledge, there is no infringement of the Licensed Patents or misappropriation of the Licensed Know-How by any Third Party.

12.3    Additional Representations and Warranties of COMPANY. Company represents and warrants that: (a) it solely and exclusively owns the patents and applications included within Company Patents; (b) it solely and exclusively owns all of the Information included within Company Know-How, (c) it has the power and authority to grant the licenses provided for herein to MDACC, and that it has not earlier granted, or assumed any obligation to grant, any rights in the Company Patents or Company Know-How to any Third Party that would conflict with the rights granted to MDACC herein; and (d) to Company’s knowledge, there is no infringement of the Company Patents or misappropriation of the Company Know-How by any Third Party.

12.4    Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY KNOW-HOW, PATENT SCOPE, VALIDITY, OR ENFORCEABILITY, REGULATORY APPROVAL, COST OF DEVELOPMENT, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, OPERABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

12.5    Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST REVENUES, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY HEREUNDER.

ARTICLE 13

CONFIDENTIAL INFORMATION

13.1    Confidentiality.

(a)    Obligations. MDACC and Company each recognizes that the other Party’s Confidential Information and Proprietary Materials constitute highly valuable assets of such other Party. MDACC and Company each agrees that, subject to Section 13.1(b), during the Term and for an additional [***] years after termination or expiration of this Agreement: (i) it will not disclose, and will cause its Affiliates not to disclose, any Confidential Information or Proprietary Materials of the other Party; and (ii) it will not use, and will cause its Affiliates not to use, any Confidential Information or Proprietary Materials of the other Party, except as expressly permitted in this Agreement.

(b)    Limited Disclosure. MDACC and Company each agree that disclosure of its Confidential Information or any transfer of its Proprietary Materials may be made by the other Party to any of its Affiliates, employees, consultants, contractors, subcontractors, agents or other Third Parties to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

provided, that any such disclosure or transfer will be made only to Persons who are bound by obligations no less stringent than those described in the provisions herein. In addition, MDACC and Company each agrees that the other Party may disclose its Confidential Information: (i) on a need-to-know basis to such other Party’s professional, legal and financial advisors; (ii) as reasonably necessary in connection with an actual or potential (A) permitted license or sublicense of such other Party’s rights hereunder, (B) debt or equity financing of such other Party, or (C) merger, acquisition, consolidation, share exchange or other similar transaction involving such Party and any Third Party; (iii) to any Third Party that is or may be engaged by a Party to perform services in connection with the research, Development or the Commercialization of Licensed Products as necessary to enable such Third Party to perform such services; and (iv) for any other purpose with the other Party’s written consent, which consent will not be unreasonably withheld, conditioned or delayed; provided, that, any such disclosure or transfer in (i) - (iv) will only be made to persons who are bound by written obligations no less restrictive than those described in Section 13.1 (c). Each of MDACC and Company further agrees that the other Party may disclose such Party’s Confidential Information or provide such Party’s Proprietary Materials: (v) as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, in accordance with this Agreement, provided, that in the case of any disclosure under this clause (v), to the extent reasonably possible, the disclosing Party will provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure; or (vi) as required by Applicable Laws; provided, that in the case of any disclosure under this clause (vi), the disclosing Party will (A) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, and (B) if requested by the other Party, cooperate in all reasonable respects with the other Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the other Party’s expense.

(c)    Employees and Consultants. MDACC and Company each hereby represents that all of its respective employees, consultants and Third Party contractors, and all of the employees and consultants of its Affiliates, who have access to Confidential Information or Proprietary Materials of the other Party, prior to having such access, are or will be bound by obligations to maintain such Confidential Information or Proprietary Materials in confidence and not to use such Confidential Information, except as expressly permitted in this Agreement. Each of MDACC and Company agrees to use, and to cause its Affiliates to use, Commercially Reasonable Efforts to enforce such obligations and to prohibit its employees and consultants from using Confidential Information except as expressly permitted hereunder. In any and all events, each of MDACC and Company will be liable to the other Party for any disclosure or misuse by such receiving Party’s employees, consultants, Affiliates and Third Party contractors of Confidential Information or Proprietary Materials of the disclosing Party.

13.2    Publications and Presentations. The JSC will establish rules and procedures for scientific and medical publications and presentations containing results, data or other information obtained in the collaboration under this Agreement. Such rules and procedures will include requirements for reasonable advance notice and expeditious review of proposed publications and presentations. Notwithstanding the foregoing: (a) either MDACC or Company, if proposing to make a publication, will deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least [***] days prior to submission for publication or presentation; (b) the reviewing Party will have the right to require a delay of up to [***] days in publication or presentation in order to enable preparation and filing of patent applications protecting intellectual property rights in such information; and (c) each of MDACC and Company will have the right to prohibit disclosure of any of its Confidential Information in any such proposed publication or presentation. In any permitted publication or presentation by a Party, the other Party’s contribution will be duly recognized, and authorship will be determined in accordance with customary standards.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 14

GENERAL COMPLIANCE WITH LAW

14.1    Compliance with Laws. Each Party shall use Commercially Reasonable Efforts to comply with all commercially material Applicable Laws relating to the development, manufacture, use, and sale of Licensed Products.

14.2    Export Control. Company and its Affiliates and Sublicensees shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including, without limitation, all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Company hereby gives written assurance that it shall comply with, and shall cause its Affiliates and Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or Sublicensees.

14.3    Non-Use by Company. Company and its Affiliates and Sublicensees shall not use the name of Board, System, MDACC, or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by Board, System, or MDACC, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of MDACC. The foregoing notwithstanding, without the consent of MDACC, Company may use the name of (or name of employee of) MDACC, System or Board in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent.

14.4    Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, Company shall mark, and shall cause its Affiliates and Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Licensed Patents that applies to such Licensed Product.

ARTICLE 15

TERMINATION

15.1    Voluntary Termination by Company. Company shall have the right to terminate this Agreement, for any reason, upon at least [***] months prior written notice to MDACC, such notice to state the date at least [***] months in the future upon which termination is to be effective. Notwithstanding anything in this Agreement or the Stock Purchase Agreement to the contrary, in the event that Company terminates this Agreement pursuant to this Section 15.1, MDACC shall not be required to return or forfeit any payments made to MDACC or equity issued to MDACC under this Agreement or the Stock Purchase Agreement.

15.2    Termination.

(a)    Nonpayment. In the event Company fails to pay any undisputed amounts due and payable to MDACC under this Agreement or issue “Funding Shares” to Board that are required to be issued under the Stock Purchase Agreement, and fails to make such payment or payments or issue such shares within [***] days after receiving written notice of such failure, MDACC may terminate this Agreement immediately upon written notice to Company.

(b)    Material Breach. If either of MDACC or Company commits a material breach of its obligations under this Agreement or the Stock Purchase Agreement, except for breach as described in

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 15.2(a), and fails to cure that breach within [***] days after receiving written notice thereof, the non-breaching Party may terminate this Agreement immediately upon written notice to the breaching Party, subject to completion of the dispute resolution process set forth in Article 16 and subsequent cure. Moreover, if BridgeBio commits a material breach of its obligations under any agreement with the Company, including, but not limited to, the Series A PSPA, or if the Company breaches its obligations under the Series A PSPA, MDACC may terminate this Agreement immediately upon Written notice to Company. For purposes of this Agreement, “Series A PSPA” means the Series A Preferred Stock Purchase Agreement dated March 3,2017 and entered into by and between Company and BridgeBio, notwithstanding any amendments or other modifications after such date.

15.3    Effect of Expiration or Termination.

(a)    All licenses and rights granted pursuant to this Agreement will terminate as of the effective date of termination.

(b)    If the Agreement is terminated by either Party for any reason other than MDACC’s material breach of this Agreement, then Company hereby agrees to assign and shall immediately assign all rights in Collaboration Technology to Board and shall execute such other documentation to memorialize such assignment as may be requested by Board.

(c)    Each Party will promptly return all Confidential Information and Proprietary Materials of the other Party; provided, that each Party may retain one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

(d)    Upon the early termination of this Agreement, Company and its Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (i) Company pays MDACC the applicable running royalty or other amounts due on such sales of Licensed Products in accordance with the terms and conditions of this Agreement, and (ii) Company and its Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within [***] months after the effective date of termination.

(e)    In addition to the assignment of Collaboration Technology set forth in Section 15.3(b), if the Agreement is terminated prior to the achievement of Proof of Concept, and Company terminates the Agreement other than pursuant to Section 15.2(b) for MDACC’s material breach, Company agrees to discuss in good faith with MDACC the terms and conditions that Company may grant any necessary licenses under all other Company Technology to MDACC in order for MDACC to continue the Development of the Licensed Products, either independently or in collaboration with one or more Third Parties; provided that, Company shall have no obligation to enter into any such license agreement with MDACC unless the Parties mutually agree on the terms and conditions of such license agreement.

(f)    Expiration or termination of this Agreement for any reason shall not relieve any Party of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration.

15.4    Survival. The following provisions shall survive the expiration or termination of this Agreement: Article 1, Article 11, Article 12, Article 16 and Article 17, and Sections 7.1(f), 8.2 (but only with respect to obligation to provide final report and payment), 8.3, 12.4, 12.5, 14.1, 14.2, 15.3 and 15.4.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 16

DISPUTE RESOLUTION

16.1    Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article 16, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either Party fails to observe the procedures of this Article 16, as may be modified by their written agreement, the other Party may bring an action for specific performance of these procedures in any court of competent jurisdiction. Notwithstanding the foregoing or anything in this Agreement, the provisions of this Article 16 as applied to Board and/or MDACC shall only apply to the extent authorized by the constitution and laws of the State of Texas, and shall not apply to Board or MDACC to the extent that such Party(ies) are not authorized to participate in the Dispute Resolution procedures of this Article 16 pursuant to the constitution and laws of the State of Texas.

16.2    Equitable Remedies. Although the procedures specified in this Article 16 are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either Party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

16.3    Dispute Resolution Procedures. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding confidential arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

(a)    The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the Parties, this Agreement, and the outcome of the arbitration. Each Party shall appoint one neutral arbitrator, and these two arbitrators so selected by the Parties shall then select the third arbitrator, and all arbitrators must have at least ten (10) years’ experience in mediating or arbitrating cases regarding the same or substantially similar subject matter as the dispute between MDACC and Company. If one Party has given written notice to the other Party as to the identity of the arbitrator appointed by the Party, and the Party thereafter makes a written demand on the other Party to appoint its designated arbitrator within the next [***] days, and the other Party fails to appoint its designated arbitrator within [***] days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

(b)    The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the Parties may subpoena witnesses and documents for presentation at the hearing.

(c)    Prompt resolution of any dispute is important to the Parties; and the Parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including, without limitation, scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

(d)    The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or federal court, provided however, that no punitive damages may be awarded. No court action shall be maintained seeking punitive damages. The decision of any two (2) of the three (3) arbitrators appointed shall be binding upon the Parties. Notwithstanding anything to the contrary in this Agreement, prior to or while an arbitration proceeding is pending, either Party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that Party’s rights hereunder.

(e)    The expenses of the arbitration, including, without limitation, the arbitrators’ fees, expert witness fees, and attorney’s fees, may be awarded to the prevailing Party, in the discretion of the arbitrators, or may be apportioned between the Parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one Party is to pay for all (or a share) of such expenses, both Parties shall share equally in the payment of the arbitrators’ fees as and when billed by the arbitrators.

(f)    Notwithstanding the foregoing, any disputes arising hereunder with respect to the inventorship, validity, enforceability or other aspect of intellectual property rights shall be resolved by a court of competent jurisdiction and not by arbitration.

(g)    Except as set forth below and as necessary to obtain or enforce a judgment upon any arbitration award, the Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the Parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, actual or potential collaborators or corporate partners of Company, actual or potential acquirors of Company, and others who may be directly affected provided that such persons are bound to keep such information confidential. Additionally, if a Party has stock which is publicly traded, the Party may make such disclosures as are required by applicable securities laws, but shall use commercially reasonably efforts to seek confidential treatment for such disclosure.

16.4    Performance to Continue. Each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may suspend performance of its undisputed obligations during any period in which the other Party fails or refuses to perform its undisputed obligations.

16.5    Statute of Limitations. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Article 16 are pending. The Parties shall cooperate in taking any actions necessary to achieve this result.

ARTICLE 17

MISCELLANEOUS

17.1    Notice. Any notice required by this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes thereof when sent by first class mail or reputable international courier (e.g., Federal Express or UPS) and shall be evidenced by the postmark at the point of mailing or by the dated delivery receipt of the courier. All notices and any correspondence respecting this Agreement shall be transmitted as follows:

To Board/MDACC. if by mail:

[***]

To Board/MDACC. if by courier:

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

To Company by mail or courier:

PTP Pharmaceuticals, Inc.

[***]

or other addresses as may be given from time to time under the terms of this notice provision.

Communications (if any) regarding patent prosecution may be transmitted by electronic mail. For such communications to Board/MDACC sent via electronic mail, the electronic mail shall be addressed or copied to [***].

All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section 17.1.

17.2    Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by any Party without the written consent of the other, which consent will not be unreasonably withheld, conditioned or delayed, provided, however, a Party may assign this Agreement and the rights, obligations and interests of such Party, in whole but not in part, to any unrelated third party in connection with the arms-length transfer or sale to such third party of all or substantially all of the Party’s business “to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise.

17.3    Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of Texas, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

17.4    Force Majeure. No Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including, without limitation fire, explosion, flood, war, strike, or riot, provided that such Party uses Commercially Reasonable Efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

17.5    Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by the Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

17.6    Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the Parties fail to reach a modified agreement within [***] days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 16. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the Parties.

17.7    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and assigns.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

17.8    Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

17.9    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

17.10    Third Party Beneficiaries. No Person other than the Parties and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement, except any Sublicensee who is party to a sublicense agreement that would survive in accordance with Section 2.2 shall be designated an intended third party beneficiary with respect to Section 2.2 and entitled to enforce its rights under Section 2.2 hereunder.

17.11    Government Funding. Company understands that the subject matter of this Agreement may have been developed under a funding agreement with the Government of the United States of America (“Government”) and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement, applicable law or regulation shall prevail.

17.12    Privacy. Any data provided to Company that contains information acquired from MDACC’s patients or study participants is intended to constitute fully de-identified data. MDACC shall ensure that all Protected Health Information (“PHI”) is de-identified in accordance with the standards set forth at 42 C.F.R 164.514. In the event PHI, as defined by the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, is inadvertently disclosed to Company by MDACC in connection with this Agreement, Company will immediately notify MDACC and will return or destroy such PHI, in accordance with MDACC’s instructions. Pending return or destruction of any PHI, Company shall maintain the confidentiality of all information (including the PHI) and use reasonable efforts to prevent access to, use, or disclosure of the information (including the PHI).

17.13    No Improper Inducement. Company, by execution hereof, acknowledges, covenants and agrees that Company has not been induced in any way by Board, System, MDACC or employees thereof to enter into this Agreement, and further warrants and represents that (a) Company is entering into this Agreement voluntarily; (b) Company has conducted sufficient due diligence with respect to all items and issues pertaining to this Agreement; and (c) Company has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

17.14    Texas State Agency. MDACC is an agency of the State of Texas and under the constitution and laws of the State of Texas possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted to it under the constitution and laws of the State of Texas. Notwithstanding any provision hereof, nothing in this Agreement is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this Agreement as they pertain to MDACC are enforceable only to the extent authorized by the constitution and laws of the State of Texas; accordingly, to the extent any provision hereof conflicts with the constitution or laws of the State of Texas or exceeds the right, power or authority of MDACC to agree to such provision, then that provision will not be enforceable against MDACC or the State of Texas.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER		PTP PHARMACEUTICALS, INC.

By:	/s/ Dan Fontaine	By:	/s/ Neil Kumar
Name:	Dan Fontaine	Name:	Neil Kumar
Title:	Executive VP, Administration	Title:	CEO

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:	/s/ Dan Fontaine
Name:	Dan Fontaine
Title:	Executive VP, Administration

EXHIBIT A

MDACC Invention Disclosure Report No.	Inventors	IDR Title	Licensed Patents
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT B

INITIAL DEVELOPMENT PLAN

Objective: [***]

Activity	Responsible	Timeline
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO THE

COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 1, effective this 10th day of July, 2017, to the Collaboration and License Agreement between the Parties dated March 3, 2017 (“Original Agreement”), is made by and among the Board of Regents (“Board”) of The University of Texas System (“System”), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, The University of Texas M. D. Anderson Cancer Center (hereinafter “MDACC”), a member institution of System, and Navire Pharma, Inc., a Delaware corporation formerly known as PTP Pharmaceuticals, Inc. (“Company”). Board, MDACC, and Company may herein be referred to collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

BACKGROUND

A.	Board, MDACC, and PTP Pharmaceuticals, Inc. entered into the Original Agreement.

B.

On or about April 26, 2017, PTP Pharmaceuticals, Inc. formerly changed its name to Navire Pharma, Inc., such that Navire Pharma, Inc. is now the legal name of the “Company” as that term is used in the Original Agreement

C.	Board, MDACC, and Company desire to amend the Original Agreement.

AMENDED TERMS

1.	Exhibit A of the Original Agreement shall be deleted in its entirety and replaced with the form of Exhibit A attached hereto.

2.

The Parties acknowledge and agree that, except as set forth in this Amendment No. 1 to the Collaboration and License Agreement, the terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Amendment No. 1 to the Collaboration and License Agreement.

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM		NAVIRE PHARMA, INC.

By:	/s/ Christopher H. McKee	By:	/s/ Cameron Turtle
	Christopher H. McKee	Printed Name: Cameron Turtle
	Senior Vice President	Title: VP, BD & Ops
The University of Texas
M. D. Anderson Cancer Center

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/ Ferran Prat
Ferran Prat, J.D., Ph.D. Senior Vice President The University of Texas M. D. Anderson Cancer Center

EXHIBIT A

MDACC Invention Disclosure Report No.	Inventors	IDR Title	Licensed Patents
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.